Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 9, 1994 appearing on page F-2 of Tipperary Corporation's Annual Report on Form 10-K for the year ended September 30, 1994.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Denver Colorado
July 12, 1995